Exhibit 99.1 News March 11, 2020 Analyst Contact: Andrew Ziola 918-588-7683 Media Contact: Brad Borror 918-588-7582 ONEOK Announces $500 Million Decrease in 2020 Capital Spending TULSA, Okla. – March 11, 2020 – ONEOK, Inc. (NYSE: OKE) today announced a decrease in its 2020 growth capital guidance due to the current commodity price environment. ONEOK now expects capital-growth expenditures in the range of $1.60 billion to $2.40 billion with a midpoint of $2.0 billion, a decrease of approximately $500 million compared with the previously announced midpoint. This updated range provides ONEOK with the flexibility to adjust accordingly based on expected producer activity. “Given the significant inventory of flared natural gas in the Williston Basin and fully contracted growth in the Permian Basin, and factoring in the current commodity price environment and assumed rig reductions, we expect our 2020 results to be within our previously announced guidance ranges,” said Terry K. Spencer, ONEOK president and chief executive officer. “We are working with our producers on any updates to their drilling plans and evaluating the impact on our future volume expectations, and we will make adjustments to financial guidance if appropriate.” “Break-even prices for our well-capitalized producer customers have improved significantly over the last several years, which gives us the confidence that the Williston Basin is expected to remain a competitive producing region through this volatile and uncertain commodity price environment,” continued Spencer. “The potential for ethane recovery to meet downstream pipeline BTU specifications also provides a tailwind to our natural gas liquids volume expectations.” “Despite the volatile commodity price environment in recent days, ONEOK’s financial flexibility, significant dividend coverage and investment-grade balance sheet position ONEOK well to weather these challenging market conditions,” said Spencer. “We recently completed a $1.75 billion debt offering enabling us to repay all of our commercial paper, leaving us with the full borrowing capacity available on our $2.5 billion credit agreement and approximately $600 million of cash on hand, demonstrating our strong financial position.” ONEOK has made adjustments for planned capital expenditures and is suspending the following announced expansion projects: -more-

ONEOK Announces $500 Million Decrease in 2020 Capital Spending March 11, 2020 Page 2 • The 100,000 barrel per day (bpd) additional expansion of the West Texas LPG pipeline in the Permian Basin; and • The 200 million cubic feet per day (MMcf/d) expansion of the Demicks Lake natural gas processing facility, the Demicks Lake III project and related infrastructure in the Williston Basin. • Additionally, the scope of the Elk Creek Pipeline expansion will be reduced, with the ability to add pump stations incrementally to meet customer needs as necessary. "The planning and work we have already completed allow us to quickly resume these suspended capital-growth projects when the environment improves and our customers require these services," said Spencer. “We will remain focused on operating our assets safely, reliably and environmentally responsibly,” continued Spencer. “We have uniquely positioned strategic assets and a long, rich history of our dedicated and experienced employees providing quality service to and creating value for our customers, communities and shareholders.” ------------------------------------------------------------------------------------------------------------------ ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. Some of the statements contained in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to the closing, net proceeds, and expected use of proceeds of the offering. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements. Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “might,” “outlook,” “plan,” “potential,” “project,” “scheduled,” “should,” “will,” “would” and other words and terms of similar meaning. One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors, including, without limitation, prevailing market conditions and difficulties in executing the offering, may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Forward-looking statements speak only as of the date on which such statements are made, and other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise. -more-

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